As filed with the Securities and Exchange Commission on September 15, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

NETAPP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	77-0307520
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3060 Olsen Drive San Jose, California	95128
(Address of principal executive offices)	(Zip code)

NetApp, Inc. Employee Stock Purchase Plan

NetApp, Inc. 2021 Equity Incentive Plan

(Full title of the plan)

George Kurian

Chief Executive Officer

NetApp, Inc.

3060 Olsen Drive

San Jose, California 95128

(Name and address of agent for service)

(408) 822-6000

(Telephone number, including area code, of agent for service)

Copies to:

Thomas J. Ivey, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP and Affiliates

525 University Avenue

Palo Alto, California 94304

(650) 470-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement (the “Registration Statement”) is being filed by NetApp, Inc. (the “Registrant”) for the purpose of registering (i) an additional 3,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), issuable pursuant to the NetApp, Inc. Employee Stock Purchase Plan (as amended, the “Purchase Plan”) and (ii) an additional 12,700,000 shares of Common Stock issuable pursuant to the NetApp, Inc. 2021 Equity Incentive Plan (as amended, the “2021 Plan” and together with the Purchase Plan, the “Plans”). This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which registration statements on Form S-8 relating to the Plans set forth herein are effective.

Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Registrant’s effective registration statement on Form S-8 with respect to the Plans filed with the Securities and Exchange Commission (the “Commission”) on September 14, 2021 (File No. 333-259520), as further supplemented by the information set forth below.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in this Part I of Form S-8 will be sent or given to participants in the Plans in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended (the “1933 Act”) and are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the 1933 Act. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the 1933 Act, and are available upon written or oral request to: NetApp, Inc., Attn: Chief Legal Officer, 3060 Olsen Drive, San Jose, California 95128, Tel: (408) 822-6000.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission (other than information supplied in a Current Report on Form 8-K that is furnished and not filed and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information):

(a)
The Registrant’s Annual Report on Form 10-K for the fiscal year ended April 28, 2023, filed with the Commission on June 14, 2023, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “1934 Act”);
(b)
The Registrant’s Quarterly Report on Form 10-Q for the quarter ended July 28, 2023, filed with the Commission on August 29, 2023 pursuant to Section 13 of the 1934 Act;
(c)
Each of the Registrant’s Current Reports on Form 8-K, filed with the Commission pursuant to Section 13 of the 1934 Act on May 31, 2023, August 10, 2023 and September 15, 2023; and
(d)
The Description of Capital Stock of the Registrant contained in Exhibit 4.5 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended April 28, 2023 (filed with the Commission on June 14, 2023), including any amendments or reports filed for the purpose of updating such descriptions.

All reports and definitive proxy or information statements filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed (whether before or after the date of this Registration Statement) in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit Number	Documents

4.1	Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed with the Commission on September 13, 2021).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to Registrant’s Current Report on Form 8-K filed with the Commission on September 13, 2021).

5.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 5.1 to this Registration Statement).

24.1*	Power of Attorney (contained on the signature page of this Registration Statement).

99.1

NetApp, Inc. Employee Stock Purchase Plan, as amended effective September 13, 2023 (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed with the Commission on September 15, 2023).

99.2

NetApp, Inc. 2021 Equity Incentive Plan, as amended effective September 13, 2023 (incorporated by reference to Exhibit 10.2 to the Registrant's Current Report on Form 8-K filed with the Commission on September 15, 2023).

107*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on September 15, 2023.

NETAPP, INC.

By:	/s/ George Kurian
George Kurian
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints George Kurian and Michael J. Berry, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 and any and all amendments (including post-effective amendments), and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ George Kurian	Chief Executive Officer and Director (Principal Executive Officer and Principal Operating Officer)	September 15, 2023
George Kurian

/s/ Michael J. Berry	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 15, 2023
Michael J. Berry

/s/ T. Michael Nevens	Chairman of the Board	September 15, 2023
T. Michael Nevens

/s/ Deepak Ahuja	Director	September 15, 2023
Deepak Ahuja

/s/ Gerald Held	Director	September 15, 2023
Gerald Held

/s/ Kathryn M. Hill	Director	September 15, 2023
Kathryn M. Hill

/s/ Deborah L. Kerr	Director	September 15, 2023
Deborah L. Kerr

/s/ Scott F. Schenkel	Director	September 15, 2023
Scott F. Schenkel

/s/ George T. Shaheen	Director	September 15, 2023
George T. Shaheen